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                                 Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Certified Grocers of California, Ltd. on Form S-4 of our report dated October 30, 1998 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.



[Deloitte & Touche LLP]
August 25, 1999
Los Angeles, California